Exhibit 10.5

Legacy Education Alliance, Inc.
Restricted Stock Award Grant Notice
(2015 Incentive Plan)

Legacy Education Alliance, Inc. (the "Company"), pursuant to its 2015 Incentive Plan (the "Plan"), hereby awards to Participant that number of restricted shares of the Company's Common Stock set forth below (the "Award"). This Award shall be evidenced by a Restricted Stock Award Agreement (the "Award Agreement"). This Award is subject to all of the terms and conditions as set forth herein and in the applicable Award Agreement, the Plan and the other attachments hereto, each of which are attached hereto and incorporated herein in their entirety.

Participant:	Cary Sucoff
Date of Grant:	July 16, 2015
Vesting Commencement Date:	July 16, 2015
Number of Restricted Shares Subject to Award:	31,250
Consideration: Continued Services	Participant's services:
Independent Director

Vesting Schedule: The first tranche of 15,625 shares subject to the Award shall vest on the first (1st) anniversary of the Date of Grant; and the balance of the Awards shall vest on the second (2nd) anniversary of the Date of Grant, all subject to Participant's Continuous Service (as defined in the Award Agreement) through such time.

Notwithstanding the foregoing, upon a termination of your Continuous Service for any reason other than for removal for cause, then as of the effective time of such termination of your Continuous Service, the next tranche of shares granted to you in this Award that could have vested but for the termination of you Continuous Service (the next 15,625 Unvested Shares) shall immediately become fully vested.

In addition, if a Change in Control (as defined in the Plan) occurs and your Continuous Service with the Company has not terminated as of, or immediately prior to, the effective time of the Change in Control, then, as of the effective time of such Change in Control, the vesting of your shares shall be accelerated in full.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Award Grant Notice, the Award Agreement, and the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Award Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of the Company's Common Stock pursuant to the Award specified above and supersede all prior oral and written agreements on that subject with the exception of (i) Awards previously granted and delivered to Participant under the Plan, and (ii) the following agreements only:

Other Agreements:	None

Legacy Education Alliance, Inc.		PARTICIPANT

By:	/s/ James E. May	/s/ Cary Sucoff
	Signature	Signature

Title:	CAO & Gen. Counsel	Date:	July 21 2015
Date:	7/20/15

Attachments:

Attachment I:	Restricted Stock Award Agreement
Attachment II:	2015 Incentive Plan
Attachment III:	Form of Joint Escrow Instructions
Attachment IV:	Form of 83(b) Election